Exhibit 23.3
CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULE

SOUTHERN CALIFORNIA GAS COMPANY
To the Board of Directors and Shareholders of Southern California Gas Company:
We consent to the incorporation by reference in Registration Statement No. 333-222651 on Form S-3 of our reports dated February 27, 2018, relating to the financial statements of Southern California Gas Company (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, included in this Annual Report on Form 10-K of Southern California Gas Company for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP
San Diego, California
February 27, 2018